UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2006

Electro Energy Inc.

(Exact name of registrant as specified in its charter)

Florida	0-51083	59-3217746

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Shelter Rock Road Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 797-2699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ELECTRO ENERGY INC.

May 31, 2006

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Electro Energy, Inc. (the “Company”) approved the appointment of Michael Reed as the Company’s Chief Executive Officer and President, and on May 30, 2006, Mr. Reed accepted the position, replacing Martin G. Klein. Mr. Klein will remain Chairman of the Company’s Board of Directors. Mr. Reed, age 56, will also remain as the Chief Operating Officer and President of EEI Technologies, Inc., a wholly owned subsidiary of the Company, a position he has held since May 2005. The terms, including compensation, of Mr. Reed’s employment with the Company remain unchanged.

Mr. Reed has over 35 years of experience in the battery industry, most recently serving as the Chief Operating Officer of EaglePicher Horizon Batteries, LLC from 2003 until his hiring by the Company. Additionally, since 2002, Mr. Reed has been the Principal of Reed Ventures, a consulting company focused on assisting technology start-up companies with securing capital funds. Mr. Reed has held several management positions within Johnson Controls, Inc., Exide Corporation and Delco Remy Division of General Motors Corporation. Mr. Reed holds a BSChE in Chemical Engineering from Purdue University and an M.B.A. from Indiana University.

Item 8.01.	Other Events.

On May 31, 2006, the Company issued a press release announcing Mr. Reed’s appointment as Chief Executive Officer and President of the Company. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The press release and the information therein is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

        (d)       Exhibits.

Exhibit No.	Description

99.1	Press Release announcing Mr. Reed's appointment as CEO and President, dated May 31, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRO ENERGY INC.

Date: May 31, 2006	By:	/s/ Audra J. Mace

Audra J. Mace
Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing Mr. Reed's appointment as CEO and President, dated May 31, 2006.